Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “GOLFSUITES 2 INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MARCH, A.D. 2019, AT 4:17 O`CLOCK P.M.

/s/ Jeffery W. Bullock
Jeffery W. Bullock, Secretary of State

7272808 8100	Authentication: 202446128
SR# 20191992286	Date: 03-14-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:17 PM 03/13/2019
FILED 04:17 PM 03/13/2019
SR 20191949126 - File Number 7272808

CERTIFICATE OF INCORPORATION

OF

GOLFSUITES 2, INC.

ARTICLE I

The name of the corporation is GolfSuites 2, Inc. (the “Corporation”),

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

The aggregate number of shares which the Corporation shall have authority to issue is up to 200,000,000 shares of capital stock of which 50,000,000 shall be designated as “Preferred Stock” and 150,000,000 shall be designated as “Common Stock” and have a par value of $0.00001 per share. One Hundred and Thirty Two Million (132,000,000) shares of the authorized Common Stock of the Corporation are hereby designated “Class A Common Stock” and Eighteen Million (18,000,000) shares of the authorized Common Stock of the Corporation are hereby designated “Class B Common Stock”.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	Class A Common Stock.

The rights, powers and restrictions granted to and imposed on the Class A Common Stock are as set forth below in this Article IV.

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1.          Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, including the holders of Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the “Board”), such dividends as may be declared from time to time by the Board with respect to the Class B Common Stock out of any assets of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class B Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock; provided, however, that dividends payable in shares of Class B Common Stock or rights to acquire Class B Common Stock may be declared and paid to the holders of the Class B Common Stock without the same dividend being declared and paid to the holders of the Class A Common Stock if and only if a dividend payable in shares of Class A Common Stock or rights to acquire Class A Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class B Common Stock shall be declared and paid to the holders of Class A Common Stock.

2.          Voting Rights. Each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

3.          Equal Status. Except as expressly set forth in this Article IV, Class A Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class B Common Stock.

B.	Class B Common Stock.

The rights, powers and restrictions granted to and imposed on the Class B Common Stock are as set forth below in this Article IV.

1.          Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, including the holders of Preferred Stock, the holders of the Class B Common Stock shall be entitled to receive, when and as declared by the Board, such dividends as may be declared from time to time by the Board with respect to the Class A Common Stock out of assets or funds of the Corporation legally available therefor, and no dividend shall be declared or paid on shares of the Class A Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class B Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock may be declared and paid to the holders of the Class A Common Stock without the same dividend being declared and paid to the holders of the Class B Common Stock if and only if a dividend payable in shares of Class B Common Stock or rights to acquire Class B Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock shall be declared and paid to the holders of Class B Common Stock.

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2.          Voting Rights. Each holder of Class B Common Stock shall be entitled to five (5) votes per share of Class B Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class B Common Stock shall at all times vote together with the holders of Class A Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders or shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law of the State of Delaware.

3.          Conversion. (a) Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. In order to effectuate a conversion of shares of Class B Common Stock, a holder shall (a) submit a written election to the Corporation that such holder elects to convert shares of Class B Common Stock, the number of such shares elected to be converted and (b) (if such shares are certificated), along with such written election, surrender to the Corporation the certificate or certificates representing the shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such shares hereunder shall be deemed effective as of the date of surrender of such Class B Common Stock certificate or certificates, delivery of such affidavit of loss or the written election to convert for uncertificated shares. Upon the receipt by the Corporation of a written election and, if applicable, the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within 10 days thereafter) either (a) deliver to the relevant holder (i) a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion of the applicable shares as calculated pursuant to this Section 3 and, if applicable (ii) a certificate in such holder’s (or the name of such holder’s designee as stated in the written election) for the number of shares of Class B Common Stock (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election or (b) note the conversion of the shares on the stock ledger of the Corporation. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. Each share of Class B Common Stock that is converted pursuant to this Section 3(a) shall be retired by the Corporation and shall not be available for reissuance.

(b)        The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation, relating to the conversion of the Class B Common Stock into Class A Common Stock and the dual class common stock structure contemplated by this Certificate of Incorporation as it may deem necessary or advisable.

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4.          Subdivisions or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, then the outstanding shares of Class B Common Stock will be subdivided or combined in the same proportion and manner.

5.          Equal Status. Except as expressly set forth in this Article IV, Class B Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Stock.

6.          Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

C.	Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the DGCL. Except as otherwise provided in this Certificate of Incorporation, the Board is also expressly authorized to increase or decrease the number of authorized shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock or any series thereof, as applicable, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or series thereof, as applicable, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. In furtherance of and not in limitation of the powers conferred by the laws of the state of Delaware, the Board is expressly authorized to make, amend or repeal Bylaws of the Corporation.

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ARTICLE VI

(A)       To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B)        The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C)        Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Notwithstanding the foregoing, this Article VII shall not apply to the extent that its application would violate any Federal law or regulation.

ARTICLE VIII

The name and mailing address of the incorporator are as follows:

Gerald D. Ellenburg

2738 Falkenburg Road South

Riverview, FL 33578

Executed on March 12, 2019.

/s/ Gerald D. Ellenburg
Gerald D. Ellenburg, Incorporator

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